EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in Amendment No. 3 to this Schedule 13D filed by the Reporting Persons on December 30, 2014.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/30/2014	Sale	$14.5000		951
1/12/2015	Sale	$14.3787	1	97358
1/13/2015	Sale	$14.2877	2	49401
1/14/2015	Sale	$14.2503	3	2900
1/15/2015	Sale	$14.2289	4	8515
1/16/2015	Sale	$14.3288	5	30621
1/20/2015	Sale	$14.4070	6	8083
1/21/2015	Sale	$14.2675	7	600
1/22/2015	Sale	$14.4240	8	15000
1/23/2015	Sale	$14.5447	9	9110
1/26/2015	Sale	$14.5560	10	353
1/27/2015	Sale	$14.9640	11	25295
1/28/2015	Sale	$14.5772	12	15335
1/29/2015	Sale	$14.2811	13	31817
1/30/2015	Sale	$14.8412	14	49996

1 This transaction was executed in multiple trades at prices ranging from $14.275 – 14.44.
2 This transaction was executed in multiple trades at prices ranging from $14.25 – 14.325.
3 This transaction was executed in multiple trades at prices ranging from $14.25 – 14.26.
4 This transaction was executed in multiple trades at prices ranging from $14.16 – 14.285.
5 This transaction was executed in multiple trades at prices ranging from $14.25 – 14.42.
6 This transaction was executed in multiple trades at prices ranging from $14.30 – 14.54.
7 This transaction was executed in multiple trades at prices ranging from $14.25 – 14.29.
8 This transaction was executed in multiple trades at prices ranging from $14.36 – 14.49.
9 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.58.
10 This transaction was executed in multiple trades at prices ranging from $14.55 – 14.59.
11 This transaction was executed in multiple trades at prices ranging from $14.489 – 15.00.
12 This transaction was executed in multiple trades at prices ranging from $14.41 – 14.81.
13 This transaction was executed in multiple trades at prices ranging from $14.25 – 14.45.
14 This transaction was executed in multiple trades at prices ranging from $14.68 – 15.03.